Exhibit T3D.3


                         UNITED STATES DISTRICT COURT
                       EASTERN DISTRICT OF PENNSYLVANIA

                                        :
IN RE:  RITE AID CORPORATION            :
SECURITIES LITIGATION                   :       MDL Docket No. 1360
                                        :
                                        :
----------------------------------------:       -----------------------------
THIS DOCUMENT RELATED TO:               :       MASTER FILE NO.
         CLASS ACTIONS                  :       99-CV-1349
                                        :
                                        :       CLASS ACTION




                       REVISED ORDER AND FINAL JUDGMENT
                       RE: RITE AID SETTLING DEFENDANTS

         AND NOW, this 16th day of August, 2001, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the Stipulation and Agreement of Settlement with Ride Aid Settling Defendants dated as of December 18, 2000 (the "Class Stipulation") are fair, reasonable and adequate for the settlement of all claims asserted by the Class against the Settling Defendants in the Third Consolidated Amended Class Action Com plaint (the "Complaint") now pending in this Court under In re Rite Aid Corporation Securities Litigation, United States District Court, E.D. Pa., Master File No. 99-CV-1349 (STEWART DALZELL) (consolidated with class actions numbered: 99-1323, 99-1339, 99-1340, 99-1348, 99-1351, 99-1430, 99-1413,
99-1549, 99-1677, 99-1714, 99-1800, 99-1938, 99-1987, 99-2262,
99-5729, 99-5925, 99-6082) (the "Federal Class Action"), including the release of the Settling Defendants and the Released Parties, and should be approved;
(2) whether judgment should be entered dismissing the Complaint on the merits and with prejudice in favor of the Settling Defendants only and as against all persons or entities who are members of the Class herein who have not requested exclusion therefrom; (3) whether to approve the Plan of Allocation as a fair and reasonable method to allocate the settlement proceeds among the members of the Class; and (4) whether and in what amount to award Plaintiffs' Counsel fees and reimbursement of expenses. The Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a notice of the hearing substantially in the form approved by the Court was mailed to all persons or entities reasonably identifiable; who purchased Rite Aid securities on the open market during the period from May 2, 1997 through November 10, 1999, inclusive (the "Class Period"), except those persons or entities excluded from the definition of the Class, as shown by the records of Rite Aid's transfer agent, at the respective addresses set forth in such records, and that a summary notice of the hearing substantially in the form approved by the Court was published in the national edition of The Wall Street Journal pursuant to the specifications of the Court; and the Court having considered and determined the fairness and reasonableness of the award of attorneys' fees and expenses requested; and the Court having on June 8, 2001 issued a Memorandum and Order disapproving the Class Stipulation without prejudice, sustaining in part and overruling in part objections to the Class Stipulation asserted by the Non-Settling Defen dants, and granting the Settling Parties leave to submit a revised Class Stipulation conformably with the Court's Memorandum; and the Settling Parties having on June 25, 2001 submitted a revised Class Stipulation (the "Revised Class Stipulation") conformably with the Court's Memorandum, and the Court having by an Order dated August 15, 2001 overruled the Non- Settling Defendants' objections to the Revised Class Stipulation; and all capitalized terms used herein having the meanings as set forth and defined in the Revised Class Stipulation.

         It is hereby ORDERED that:

         1. The Court has jurisdiction over the subject matter of the Action, the Plaintiffs, all Class Members, the Settling Defendants, and the Non-Settling Defendants;

         2. The Court finds that the prerequisites for a class action under Fed. R. Civ. P. 23 (a) and (b) (3) have been satisfied in that: (i) the number of Class Members is so numerous that joinder of all members thereof is impracticable; (ii) there are questions of law and fact common to the Class;
(iii) the claims of the Class Representatives are typical of the claims of the Class they seek to represent; (iv) the Class Representatives have and will fairly and adequately represent the interests of the Class; (v) the questions of law and fact common to the members of the Class predominate over any questions affecting only individual members of the Class; and (vi) a class action is superior to other available methods for the fair and efficient adjudication of the controversy;

         3. Pursuant to Rule 23 of the Federal Rules of Civil Procedure this Court hereby finally certifies this action as a class action on behalf of all persons who purchased(1) Rite Aid securities(2) on the open market during the period from May 2, 1997 through November 10, 1999, inclusive and who suffered damages thereby. Excluded from the Class are Defendants in these Actions, members of the immediate families (parents, siblings and children) of each of the individual Defendants, any person, firm, trust, corporation, entity in which any Defendant has a controlling interest, the officers, directors, parents, subsidiaries and affiliates of any corporate Defendant, the partners and principals of any partnership defendant, and the legal representatives, heirs, successors in interest or assigns of any such excluded party. Also excluded from the Class are the persons and/or entities who requested exclusion from the Class as listed on Exhibit A annexed hereto;

         4. Notice of the pendency of this action as a class action and of the proposed settlement was given to all Class Members who could be identified with reasonable effort. The form and method of notifying the Class of the pendency of the action as a class action and of the

--------

(1) A sale or writing of a Put Option on Rite Aid common stock shall be deemed to be a purchase of Rite Aid securities for the purposes hereof.

(2) "Rite Aid securities" includes common stock, Call Options on Rite Aid common stock, Put Options on Rite Aid common stock, and the following Rite Aid Notes: 5-1/4% Notes due 09/15/02, issued 9/10/97; 6.7% Notes due 12/15/01 issued 12/20/96; 6-7/8% Notes due 08/15/13 issued
         08/23/93; 7-1/8% Notes due 01/15/07 issued 12/20/96; 7-5/8% Notes due
         04/15/05 issued 04/20/95; 7.7% Notes due 02/15/27 issued 12/20/96;
         5.5% Notes due 12/15/00 issued 12/21/98; 6.0% Notes due 10/1/03 issued 9/22/98; 6.0% Notes due 12/15/05 issued 12/21/98; 6.125% Notes due 12/15/08 issued 12/21/98; 6.875% Notes due 12/15/28 issued
         12/21/98.



Settlement and its terms and conditions met the requirements of Fed. R. Civ.
P. 23, Section 2lD(a) (7) of the Exchange Act, 15 U.S.C. 78u-4(1) (7) as amended by the Private Securities Litigation Reform Act of 1995, and due process, constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all persons and entities entitled thereto;

         5. The Revised Class Stipulation is APPROVED AND SO ORDERED as fair, reasonable and adequate, and the Class Members and the parties are directed to consummate the Revised Class Stipulation in accordance with its terms and provisions. The Settlement Securities are to be issued in exchange for bona fide outstanding claims; all parties to whom it is proposed to issue such securities have had the right to appear at the hearing on the fairness of the Settlement; and the Settlement Securities are therefore unrestricted and freely tradeable exempted securities pursuant to ss. 3(a) (10) of the Securities Act of 1933, 15 U.S.C. ss. 77c (a) (10);

         6. The Complaint, which the Court finds was filed on a good faith basis in accordance with the Private Securities Litigation Reform Act and Rule 11 of the Federal Rules of Civil Procedure based upon all publicly available information, is hereby DISMISSED WITH PREJUDICE and without costs as against the Settling Defendants only;

         7. Members of the Class and the successors and assigns of any of them, are hereby PERMANENTLY BARRED AND ENJOINED from instituting, commencing or prosecuting, either directly or in any other capacity, any and all claims, rights, demands, suits, matters, issues or causes of action, whether known or unknown, against the Released Parties (as defined below), whether under state or federal law, including the federal securities laws, and whether directly, indirectly, derivatively, representatively or in any other capacity, in connection with, based upon, arising out of, or relating to any claim that has been or could be raised in the Actions or the acts, facts or events alleged in the Actions or in connection with, based upon, arising out of, or relating to the Settlement (but excluding any claims to enforce the terms of the Settlement) (the "Settled Claims") against any and all of the Settling Defendants and their respective predecessors, successors, affiliates, officers, agents, insurers, and assigns (other than Plaintiffs), and any attorney who may have, prior to the commencement of the litigation, rendered advice with respect to any matter challenged in the litigation, (but excluding the Non- Settling Defendants) (the "Released Parties"). The Settled Claims are hereby compromised, settled, released, discharged and dismissed as against the Released Parties on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment;

         8. The Settling Defendants and the successors and assigns of any of them, are hereby PERMANENTLY BARRED AND ENJOINED from instituting, commencing or prosecuting, either directly or in any other capacity, any and all claims relating to the institution or prosecution of the Actions (the "Settled Defendants' Claims") against any of the Plaintiffs, Class Members or their attorneys. The Settled Defendants' Claims are hereby compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment;

         9. In accordance with Section 4(f) (7) (A) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. ss. 78u-4 (f) (7) (A), each of the Released Parties is by virtue of the Settlement discharged from all claims for contribution that have been or may hereafter be brought by or on behalf of any of the Non-Settling Defendants or any of the Settling Defendants based upon, relating to, or arising out of the Settled Claims. Accordingly, (a) the Non-Settling Defendants and the Settling Defendants are hereby permanently barred, enjoined and restrained from commencing, prosecuting, or asserting any such claim for contribution against any Released Party based upon, relating to, or arising out of the Settled Claims, and (b) the Released Parties are hereby permanently barred, enjoined and restrained from commencing, prosecuting, or asserting any claim for contribution against the Non-Settling Defendants based upon, relating to, or arising out of the Settled Claims. For purposes of this paragraph 9 and the following paragraphs 10-12, "Non-Settling Defendants" shall include any person who Plaintiffs may hereafter sue on any claim based upon, relating to, or arising out of the Settled Claims;

         10. In accordance with otherwise applicable federal and state law (including, without limitation, 10 Del. C.ss.6304 (b) and 42 Pa. Cons. Stat. Ann.ss.8327), and in light of the Settlement and the provisions of paragraph 28 (e) of the Revised Class Stipulation, (a) the Non- Settling Defendants and the Settling Defendants are hereby PERMANENTLY BARRED, ENJOINED AND RESTRAINED from commencing, prosecuting, or asserting any other claim, however styled, whether for indemnification, contribution or otherwise, and whether arising under state, federal or common law, against the Released Parties based upon, arising out of or relating to the Settled Claims; and (b) the Released Parties are hereby permanently barred, enjoined and restrained from commencing, prosecuting, or asserting any other claim, however styled, whether for indemnification, contribution or otherwise, and whether arising under state, federal or common law against Non-Settling Defendants based upon, arising out of, or relating to the Settled Claims. Further, in accordance with the applicable provisions of the Uniform Contribution Among Joint Tortfeasors Act (10 Del. C. ss. 6302(c) and 42 Pa. C.S.A. ss. 8324(c)) plaintiffs, as assignees of Rite Aid, are hereby PERMANENTLY BARRED, ENJOINED AND RESTRAINED from commencing, prosecuting, or asserting any claim of Rite Aid to recover contribution from the Non-Settling Defendants as joint tortfeasors;

         11. In accordance with Section 4(a) (7) (B) of the Reform Act, 15 U.S.C. ss. 78u-4 (f) (7) (B), otherwise applicable federal and state law, and paragraph 28 (e) of the Revised Class Stipulation, any final verdict or judgment that may be obtained by or on behalf of Plaintiffs or the Class shall be reduced by the greater of (a) an amount that corresponds to the percentage of responsibility of the Settling Defendants and the Released Parties for the claims asserted by or on behalf of Plaintiffs and the Class, or (b) the value of the consideration paid by or on behalf of the Settling Defendants to Plaintiffs and the Class in connection with the Settlement;

         12. In accordance with paragraph 28(e) of the Class Stipulation, any judgment plaintiffs may obtain against any Non-Settling Defendant shall be reduced or credited (up to the amount of such judgment) by an amount equal to the amount of any final non-appealable judgment which such Non-Settling Defendant may obtain against any of the Released Parties based upon, arising out of or relating to the Settled Claims; provided, however, that such judgment reduction shall not apply to any judgment on the claims of the Non-Settling Defendants described in paragraph 13 below;

         13. Notwithstanding the foregoing, this Order does not bar, extinguish or otherwise affect or apply to:

                  (a) any claim of Messrs. Grass, Bergonzi or Noonan against Rite Aid arising by contract or under Rite Aid's Bylaws or Articles of Incorporation for the advancement of the reasonable costs of the defense of any action or proceeding in which they are or to which they may become a party by virtue of their service as officers and/or directors of Rite Aid;

                  (b) any direct claim of KPMG against any of the Released Parties for reimbursement of the reasonable costs of its defense of these actions in the event it is judicially determined that KPMG is not liable to Plaintiffs;

                  (c) any claim of Mr. Noonan or Mr. Bergonzi against Rite Aid under their respective separation agreements, and any claim of Mr. Grass against Rite Aid relating to his separation from Rite Aid;

                  (d) any claim of the Non-Settling Defendants for defamation; and nothing in this paragraph shall be deemed to create or acknowledge the existence or validity of any claim of the Non-Settling Defendants or limit any defense to any such claim;

         14. Neither the releases effected by this settlement nor this bar order shall operate to release, bar, extinguish or otherwise effect, and the term "Settled Claims" shall not be deemed to include, any claim against the Released Parties under the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sec. 1001, et seq. (ERISA) to recover losses sustained by any employee pension benefit plan sponsored by Rite Aid and qualified under ERISA (including the Rite Aid 401(k) Employee Investment Opportunity Plan, the Rite Aid Distribution Employees Savings Plan and the Perry Distributors, Inc. 401(k) Plan (collectively, the "Plans")) arising (a) uniquely under ERISA, or
(b) from Rite Aid's failure to file a form S-8 for the Plans or to take corrective measures (including freezing stock purchases and seeking recission of prior stock purchases) when Rite Aid discovered no such filing had been made, or any claim that may arise from the assertion of such ERISA claims. Nothing in this paragraph shall be deemed to create or acknowledge the existence or validity of any claim on behalf of the Plans or limit any defense to any such claim;

         15. Neither this Judgment, the Revised Class Stipulation, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:

                  (a) offered or received against the Settling Defendants or against the Plaintiffs or the Class as evidence of or construed as or deemed to be evidence of any presump tion, concession, or admission by any of the Settling Defendants or by any of the Plaintiffs or the Class with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that had been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of Settling Defendants;

                  (b) offered or received against the Settling Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Settling Defendant, or against the Plaintiffs and the Class as evidence of any infirmity in the claims of Plaintiffs and the Class;

                  (c) offered or received against the Settling Defendants or against the Plaintiffs or the Class as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to the Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; provided, however, that Settling Defendants may refer to the Stipulation to effectuate the liability protection granted them thereunder;

                  (d) construed against the Settling Defendants or the Plaintiffs and the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; or

                  (e) construed as or received in evidence as an admission, concession or presumption against Plaintiffs or the Class or any of them that any of their claims are without merit or that damages recoverable under the Complaint would not have exceeded the Settlement Fund;

         16. The Plan of Allocation is APPROVED as fair and reasonable, and Plaintiffs' Counsel and the Claims Administrator are directed to administer the Stipulation in accordance with its terms and provisions;

         17. The Court finds that all parties and their counsel have complied with each requirement of Rule 11 of the Federal Rules of Civil Procedure as to all proceedings herein;

         18. Plaintiffs counsel are hereby AWARDED attorney's fees of 25% of the respective cash consideration (including interest earned thereon from the date the cash portion of the Settlement Fund was funded to the date of payment) and Stock Consideration portions of the Gross Settlement Fund, which award the Court finds to be fair and reasonable, and $499,988.61 in reimbursement of expenses. The award of attorney's fees shall be allocated among Plaintiffs' Counsel in a fashion which, in the opinion of Plaintiffs' Co-Lead Counsel, fairly compensates Plaintiffs' Counsel for their respective contributions in the prosecution of the Action;

         19. Exclusive jurisdiction is hereby retained over the parties to the Action and the Class Members for all matters relating to this Action, including the administration, interpreta tion, effectuation or enforcement of the Revised Class Stipulation and this Order and Final Judgment, and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Class;

         20. Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of the Revised Class Stipulation; and

         21. There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54(b) of the Federal Rules of Civil Procedure. BY THE COURT:


                                                     /s/ Stewart Dalzell
                                                     --------------------------
                                                     Stewart Dalzell, J.




                    PEOPLE REQUESTING EXCLUSION IN RITE AID


1.     Pat Jerome
       P.R. & E. D. Jerome
       3525 Del Mar Hts Rd. #115
       San Diego, CA  92130

2.     Flora P. Olmo
       704 Plymouth Way
       Burlingame, CA  94010

3.     Neal T. Thompson
       21 Fairway Dr.
       Frisco, TX  75034

4.     John S. & Donna J. Kiser Rev Trust
       11600 North Ashford Dr
       Yukon, OK  73099-8010

5.     Joan T. Chippendale
       5A Auburn Ct
       Red Bank, NJ  07701-5428

6.     Francis L. Williams Trust
       Evansville, IN (incomplete address)

7.     Elizabeth A. Zorn
       1511 Burlington Ave
       Billings, MT  59102

8.     Francis J. Newby
       4603 Fairmont Dr
       Pascagoula, MS  39581-3515

9.     William J. Feczko
       86-51 110th St
       Richmond Hill, NY  11418

10.    Henry Gremosnik
       8441 NW 26th St
       Sunrise, FL  33322

11.    Henry J. & Samuel H. Schaus Jtten
       7890 Territorial Rd
       Watervliet, MI  49098

12.    Betty Bingham
       PO Box 755
       Truro, MA  02666-0755

13.    David A. & Roberta Mocabee
       204 N. Running Spring DR
       Green Valley, AZ  85614

14.    Edward J. Ziober
       509 Gale Rd
       Camp Hill, PA  17011

15.    John Jackson
       421 Bauman Rd
       Williamsville, NY  14221

16.    Tom Emmish
       605 Crest Ridge
       Irving, TX  75061

17.    Claire M. Whitehill
       233 North Kent St
       Chestertown, MD  20001

18.    Jeffrey Leader
       Cathy Linta-Leader
       4706 Ruth Ann St
       Harrisburg, PA  17109-3025

19.    Kenneth G. Meyer
       Shirley G. Meyer Revoc Trust
       14409 S. 13th Way
       Phoenix, AZ  85048

20.    Rebecca A. Thompson
       21 Fairway Dr
       Frisco, TX  75034

21.    John Henry Stewart IRA RO
       (no address)


22.    Richard D. Slater
       7426 Redding Rd
       Houston. TX  77036-5542

23.    Alvin & Alice L. Townsend Trust
       1430 N. Man O'War Dr
       Hernando, FL  34442

24.    Samuel B. Spotts
       389 Rambo Hill Rd
       Shermans Dale, PA  17090

25.    Joyce Mefford
       6385 Hwy 127 N
       New Liberty, KY  40355

26.    D. Mefford
       PO Box 59
       New Liberty, KY  40355

27.    Horace J. Cochran &
       Christina S. Cochran Trust
       24022 Huber Ave
       Torrance, CA  3l0534-3893

28.    Carlie W. Davis
       2720 N. Taylor ST
       Philadelphia, PA  19132

29.    Henry J. Schaus
       Samuel H. Schaus Jtten
       7890 Territorial Rd
       Watervliet, MI  49098

30.    Carmita S. Patten
       780 County Route 77
       Greenwich, NY  12834

31.    William Buros
       C/o Private Client Services
       8601 N. Scottsdale Rd Ste 150
       Scottsdale, AZ  85253

32.    Janet D. Wallace Irrevoc Trust
       PO Box 390
       Seal Rock, OR  97376

33.    Donald B. Johnstone
       Helen B. Johnstone
       183 Rudgate Rd
       Colchester, VT  05446

34.    Michelle & Lucy Dallmeyer
       606 Belle Vista Dr
       Enola, PA  17025-1318

35.    Linda G. Roberts
       620 N. Coppel Rd Ste 3204
       Coppell, TX  75019

36.    Carolyn G. Shults
       1 Stafford Rd
       Millport, NY  14864

37.    Edward A. France Jr.
       452 San Nicolas Way
       St. Augustine, Fl  32080-7734

38.    Terrence Mott TOD
       Nancy A. Mott Subject to
       PO Box 5
       Diamond, OH  44412

       Terrence Mott
       Nancy A. Mott Jtten
       PO Box 5
       Diamond, OH  44412

39.    Charles E. & Peggy Phillips
       Jtten
       621 Sandra Ave
       Harrisburg, PA (no- zip code)

40.    Douglas W. & Robin M. Oas
       12 Heathfield
       Cobham, Surrey
       KT11 2QY
       United Kingdom

41.    Janet Hill
       26 Channing Pl Apt 1R
       Eastchester, NY  10709-1028

42.    Donald E. Judd
       13110 Humphrey Dr
       Austin, TX  78729

43.    Joseph & Hallie R. Taherl
       17833 N. 42nd Place
       Phoenix, AZ  85032-1716

44.    Fred Bliss Jr.
       PO Box 476
       Redfield, ME  04355-0476

45.    Carol R. Baysinger
       3118 Anchorage Dr
       Annapolis, MD  21403

46.    Robert D. Fritz III UTMA NJ
       Robert D. Fritz Jr. Cust
       18 Willow Dr
       Chester, NJ  07930

       Kimberly Ann Fritz UTMA NJ
       Robert D. Fritz Jr. Cust
       18 Willow Dr
       Chester, NJ  07930

47.    Walter W. Merkel Jr.
       620 Shady Lane W
       Lakeland, FL  33803

48.    Preston L. Hancock
       PO Box 338
       Seahurst, WA  98062

49.    William R. Bearse
       1901 Dayton Rd. #161
       Chico, CA  95928

50.    Argent Classic Convertible Arbitrage
       Fund, L.P.
       500 West Putnam Avenue
       Grennwich, CT  06830

51.    William A. Shelton &
       Claudia C. Shelton Tic
       917 Dunsinane Rd
       Signal Mtn, TN  37377

52.    Frank T. Murphy
       PO Box 10142
       Newport Beach, CA  92658

53.    Robert B. Suttman
       1809 Janell Rene' Circle
       Deer Park, TX  77536
       Georgette Suttman
       4400 Memorial Dr. 1026
       Houston, TX  77002

54.    Terrence Mott TOD
       Nancy A. Mott Subject to
       PO Box 5
       Diamond, OH  44412

       Terrence Mott
       Nancy A. Mon Jtten
       PO Box 5
       Diamond, OH  44412

55.    Argent Convertible Arbitrage
       Fund, Ltd.
       73 Front Street
       Hamilton HM 12
       Bermuda

56.    Argent Classic Convertible
       Arbitrage Fund L.P.
       (Bermuda)
       73 Front Street
       Hamilton HM 12
       Bermuda

57.    Mizuho Trust & Banking Co
       (USA)
       (Previously known as Yasuda
       Bank & Trust Co)
       666 Fifth Ave Suite 802
       New York, NY  10103

58.    R. A. Borthwick
       C/o Transmark, NAT
       Ramses Bldg, Ramses Square
       PO Box 466
       Cairo 11794
       Egypt

59.    Gregory J. & Judith M. Gaudio
       5915 Stephen's Crossing
       Mechanicsburg, PA  17050

60.    Robert M. Caldwell
       5351 Landings Blvd
       Sarasota, FL  34231

61.    Argent Classic Convertible
       Arbitrage Fund, L.P.
       500 West Putnam Avenue
       Greenwich, CT  06830

62.    Leslie E. Lo Baugh Jr.
       300 Erie Blvd West
       Syracuse, NY  13202
63.    Loretta Salomon
       28 Utopian Ave
       Suffern, NY  10901

64.    Beth J. Kaplan
       General Delivery
       Stevenson, MD  21153-999

65.    Robert & Derith Sherensky
       2019-J Fairview Ave East
       Seattle, WA  98102

66.    James E. & Karen G. McLain
       6131 So San Gabriel Ave
       Tucson, AZ  85746-5157

67.    James Buhaty
       2002 Lorimer Dr
       Parma, OH  44134-4018

68.    Bank One Trust Co
       Mary F. Smith Trust
       Dowdy Crut
       Florence M. Dowdy Trust 1A
       Marvin Etal PSP J Marvin
       1900 Polaris Parkway
       Columbus, OH  43240-2020

69.    Baptist Fdn of Texas
       S/P Barra Growth
       3 Mellon Center, Ste 3631
       Pittsburgh, PA  15259-0003

70.    William E. & Gudrun R. Johnson
       1476 Allenford Ave
       Los Angeles, CA  90049

71.    Argent Classic Convertible
       Arbitrage Fund, L.P.
       500 West Putnam Avenue
       Greenwich, CT  06830

72.    Morris Michael &
       Hortensia Carmen Stroman
       6847 E. Dartmouth Ave.
       Denver, CO  80224-2835